UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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LANTHEUS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

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P.O. BOX 8016, CARY, NC 27512-9903 Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Lantheus Holdings, Inc. Meeting To Be Held On May 1, 2025 For Stockholders of record as of March 3, Annual Meeting of Stockholders To order paper materials, use one of the Thursday, May 1, 2025 9:00 AM, Eastern Time following methods. North Bldg. Cafe at the Lantheus Bedford Office, 201 Burlington Rd., Bedford, MA 01730 To attend virtually you must pre-register online at www.proxydocs.com/LNTH Internet: For a convenient way to view proxy materials, VOTE, and obtain www.investorelections.com/LNTH directions to attend the meeting, go to www.proxydocs.com/LNTH To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Call: 1-866-648-8133 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Email: paper@investorelections.com Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the * If requesting material by e-mail, please send a blank e-mail with internet. 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with If you want to receive a paper or e-mail copy of the proxy material, you must request one. e-mail requesting material. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before April 21, 2025. Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Lantheus Holdings, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 NO RECOMMENDATION ON PROPOSAL 4 PROPOSAL 1. The election of four Class I directors to our Board of Directors. 1.01 Ms. Mary Anne Heino 1.02 Dr. Gérard Ber 1.03 Ms. Julie Eastland 1.04 Mr. Samuel Leno 2. The approval, on an advisory basis, of the compensation paid to our named executive officers. 3. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 4. The shareholder proposal regarding the declassification of our Board of Directors.